Exhibit 4

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the “Agreement”) is made as of May 20, 2016 by and among Artisan Small Cap Value Fund (the “Acquired Fund”), a series of Artisan Partners Funds, Inc., a corporation organized and existing under the laws of the State of Wisconsin (“Artisan Partners Funds”), Artisan Mid Cap Value Fund (the “Acquiring Fund”), a series of Artisan Partners Funds, and, solely with respect to Section 6 hereof, Artisan Partners Limited Partnership, a limited partnership organized under the laws of the State of Delaware (“Artisan Partners”).

PLAN OF REORGANIZATION

(a) The Acquired Fund shall sell, assign, convey, transfer and deliver to the Acquiring Fund on the Exchange Date (as defined in Section 4(a)) all of its properties and assets, subject to liabilities. In consideration therefor, the Acquiring Fund shall, on the Exchange Date, assume all the liabilities of the Acquired Fund existing as of the Valuation Time (as defined in Section 4(b)) and deliver to the Acquired Fund (i) a number of full and fractional Investor Shares of beneficial interest of the Acquiring Fund (the “Investor Class Merger Shares”) having an aggregate net asset value equal to the value of the properties and assets of the Acquired Fund attributable to Investor Shares of the Acquired Fund on such date less the value of the liabilities of the Acquired Fund attributable to Investor Shares of the Acquired Fund on such date and (ii) a number of full and fractional Institutional Shares of beneficial interest of the Acquiring Fund (the “Institutional Class Merger Shares”) having an aggregate net asset value equal to the value of the properties and assets of the Acquired Fund attributable to Institutional Shares of the Acquired Fund on such date less the value of the liabilities of the Acquired Fund attributable to Institutional Shares of the Acquired Fund on such date. (The Investor Class Merger Shares and the Institutional Class Merger Shares shall be referred to collectively as the “Merger Shares.”)

(b) Upon consummation of the transactions described in paragraph (a) of this Plan of Reorganization, the Acquired Fund shall distribute in complete liquidation to its Investor Share and Institutional Share class shareholders of record as of the Exchange Date, the full and fractional Investor Class Merger Shares and Institutional Class Merger Shares (as described in section (a) above), respectively; each shareholder being entitled to receive that proportion of such Investor Class Merger Shares and Institutional Class Merger Shares which the number of Investor Shares and Institutional Shares of beneficial interest of the Acquired Fund held by such shareholder bears to the total number of Investor Shares and Institutional Shares, as the case may be, of the Acquired Fund outstanding on such date. Certificates representing the Merger Shares will not be issued. All issued and outstanding shares of the Acquired Fund and all Acquired Fund shares held in treasury, if any, will simultaneously be cancelled on the books of the Acquired Fund.

(c) As soon as practicable following the liquidation of the Acquired Fund as aforesaid, the Acquiring Fund shall, if it so elects, transfer to the Acquired Fund bare legal title to such portion of the former Acquired Fund assets as the Acquiring Fund designates, to be held by the Acquired Fund as the nominee for or agent on behalf of the Acquiring Fund until the sale of each such respective asset. The entire beneficial ownership interest in all of the former Acquired Fund assets, including those for which the Acquired Fund holds bare legal title, shall at all times remain with the Acquiring Fund. The Acquiring Fund and the Acquired Fund recognize that for all purposes of this Agreement all of the Acquired Fund assets shall have been transferred to the Acquiring Fund as of the Exchange Date and that the Acquiring Fund shall retain the entire beneficial ownership interest therein, notwithstanding the subsequent holding by the Acquired Fund of bare legal title to a portion of those assets, as designated by the Acquiring Fund, as nominee for or agent on the behalf of the Acquiring Fund. For tax and accounting purposes for all periods after the Exchange Date, the Acquiring Fund shall report all of the former Acquired Fund’s assets as assets of the Acquiring Fund on the Acquiring Fund’s balance sheet or other financial statements.

Following the liquidation, the Acquired Fund shall not purchase or otherwise acquire any assets, provided that the Acquired Fund shall accept bare legal title to any such portion of the assets beneficially owned by the Acquiring Fund that the Acquiring Fund designates in accordance with the foregoing paragraph as soon as practicable after the liquidation. The Acquired Fund shall dispose of such assets upon the direction of the Acquiring Fund. The Acquired Fund shall not be permitted to reinvest any cash dividends or other distributions or any cash proceeds from any sale of the assets to which it holds bare legal title on behalf of the Acquiring Fund. The Acquired Fund shall promptly remit any cash distributions, other distributions and cash proceeds from the sale of any such assets to the Acquiring Fund.

As of the first practicable date after which the Acquired Fund no longer holds bare legal title to any of the Acquiring Fund assets and has remitted all income on and proceeds from the sales of such assets to the Acquiring Fund, the Acquired Fund shall be dissolved pursuant to the provisions of the Amended and Restated Articles of Incorporation of Artisan Partners Funds, as from time to time in effect (the “Articles of Incorporation”), and applicable law, and its legal existence terminated. Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the Exchange Date and, if applicable, such later date on which the Acquired Fund is dissolved.

For the avoidance of doubt, the provisions of this paragraph (c) shall only apply in the event that the Acquiring Fund makes the election described above in the first sentence of paragraph (c).

(d) It is intended that the reorganization described in this Agreement will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

AGREEMENT

The Acquiring Fund and the Acquired Fund agree as follows:

1. Representations, Warranties and Agreements of the Acquiring Fund. The Acquiring Fund represents and warrants to and agrees with the Acquired Fund that:

a. The Acquiring Fund is a duly established and designated series of shares of Artisan Partners Funds, a corporation organized and existing under the laws of the State of Wisconsin, and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Artisan Partners Funds is duly qualified in every jurisdiction where the conduct of its business requires such qualification, except to the extent that failure to so qualify would not have a material adverse effect on Artisan Partners Funds or the Acquiring Fund. Each of Artisan Partners Funds and the Acquiring Fund has all necessary federal, state and local authorizations to carry on its business as an investment company and to carry out this Agreement.

b. Artisan Partners Funds is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

c. A statement of assets and liabilities, statement of operations, statement of changes in net assets and a schedule of investments (indicating their market values) of the Acquiring Fund as of and for the fiscal year ended September 30, 2015, such statements and schedule having been audited by Ernst & Young LLP, independent accountants to the Acquiring Fund, will be furnished to the Acquired Fund prior to the Exchange Date. Such statements of assets and liabilities and schedules will fairly present the financial position of the Acquiring Fund as of the dates thereof and said statements of operations and changes in net assets will fairly reflect the results of its operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles.

d. The prospectus and statement of additional information of Artisan Partners Funds, each as in effect as of the date hereof, and each as from time to time amended or supplemented (collectively, the “Prospectus”), previously furnished to the Acquired Fund, did not contain as of its date and does not contain as of the date hereof, with respect to the Acquiring Fund or with respect to Artisan Partners Funds as it pertains to the Acquiring Fund, any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

e. There are no material legal, administrative or other proceedings pending or, to the knowledge of Artisan Partners Funds or the Acquiring Fund, threatened against Artisan Partners Funds (with respect to the Acquiring Fund), which assert liability on the part of Artisan Partners Funds (with respect to the Acquiring Fund). The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

f. The Acquiring Fund has no known liabilities of a material nature, contingent or otherwise, other than those that are or will be shown as belonging to it on its statement of assets and liabilities as of September 30, 2015, and those incurred in the ordinary course of business as an investment company since such date. Prior to the Exchange Date, the Acquiring Fund will endeavor to quantify and to reflect on its balance sheet all of its material known liabilities and will advise the Acquired Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to September 30, 2015 whether or not incurred in the ordinary course of business.

g. The Acquiring Fund has timely filed all federal, state and other tax returns or reports that have been required to be filed (after giving effect to any extensions); all such returns or reports were timely filed and were true, correct and complete in all material respects; the Acquiring Fund has timely paid all federal, state and other taxes shown to be due on said returns or on any assessments received by the Acquiring Fund; the Acquiring Fund has adequately provided for all tax liabilities on its books; the Acquiring Fund has not had any tax deficiency or liability asserted against it or question raised with respect thereto by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid; and the Acquiring Fund is not under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

h. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act and state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

i. The registration statement (as amended or supplemented, and together with the documents incorporated therein by reference, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by Artisan Partners Funds on Form N-14 on behalf of the Acquiring Fund and relating to the Merger Shares issuable hereunder (i) complied, on the effective date of the Registration Statement, and complies, on the date hereof, in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not, on the effective date of the Registration Statement, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information furnished by the Acquired Fund for use in the Registration Statement.

j. There are no material contracts outstanding to which the Acquiring Fund is a party, other than as are or will be disclosed in the Registration Statement as it pertains to the Acquiring Fund or the Prospectus.

k. To the best of its knowledge, all of the issued and outstanding shares of beneficial interest of the Acquiring Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquiring Fund has taken any action necessary to remedy any prior failure to have offered for sale and sold such shares in conformity with such laws.

l. The Acquiring Fund has elected to be, and has qualified in respect of each taxable year since the commencement of its operations and will continue to qualify at all times through the Exchange Date and has done nothing to prevent it from continuing to qualify thereafter for treatment as a “regulated investment company” under Sections 851 and 852 of the Code. The Acquiring Fund has not at any time since the commencement of its operations been liable for, and is not now liable for, any material income or excise tax pursuant to Sections 852 or 4982 of the Code.

m. The issuance of the Merger Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

n. The Merger Shares to be issued to the Acquired Fund have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued, fully paid and non-assessable by the Acquiring Fund, and no shareholder of Artisan Partners Funds or Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof.

o. All issued and outstanding shares of the Acquiring Fund are duly and validly issued and outstanding, fully paid and non-assessable by Artisan Partners Funds or the Acquiring Fund. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquiring Fund’s shares, nor is there outstanding any security convertible into any of the Acquiring Fund’s shares, except for any conversion rights set forth in Artisan Partners Funds’ Multiple Class Plan Pursuant to Rule 18f-3 under the 1940 Act.

p. Artisan Partners Funds satisfies the fund governance standards set forth in Rule 0-1(a)(7) under the 1940 Act.

2. Representations, Warranties and Agreements of the Acquired Fund. The Acquired Fund represents and warrants to and agrees with the Acquiring Fund that:

a. The Acquired Fund is a duly established and designated series of shares of Artisan Partners Funds, a corporation organized and existing under the laws of the State of Wisconsin, and has power to own all of its properties and assets and to carry out this Agreement. Artisan Partners Funds is duly qualified in every jurisdiction where the conduct of its business requires such qualification, except to the extent that failure to so qualify would not have a material adverse effect on Artisan Partners Funds. Each of Artisan Partners Funds and the Acquired Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as an investment company and to carry out this Agreement.

b. Artisan Partners Funds is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

c. A statement of assets and liabilities, statement of operations, statement of changes in net assets and a schedule of investments (indicating their market values) of the Acquired Fund as of and for the fiscal year ended September 30, 2015, such statements and schedule having been audited by Ernst & Young LLP, independent accountants to the Acquired Fund, will be furnished to the Acquiring Fund prior to the Exchange Date. Such statements of assets and liabilities and schedules will fairly present the financial position of the Acquired Fund as of the dates thereof and said statements of operations and changes in net assets will fairly reflect the results of its operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles.

d. The Prospectus previously furnished to the Acquiring Fund did not contain as of its date and does not contain as of the date hereof, with respect to the Acquired Fund or with respect to Artisan Partners Funds as it pertains to the Acquired Fund, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

e. There are no material legal, administrative or other proceedings pending or, to the knowledge of Artisan Partners Funds, threatened against Artisan Partners Funds or the Acquired Fund, which assert liability on the part of Artisan Partners Funds or the Acquired Fund. Artisan Partners Funds knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

f. The information provided by the Acquired Fund for use in the Registration Statement is accurate and complete in all material respects and complies with federal securities and other laws and regulations applicable thereto in all material respects.

g. There are no material contracts outstanding to which the Acquired Fund is a party, other than as are or will be disclosed in the Registration Statement as it pertains to the Acquired Fund or the Prospectus.

h. The Acquired Fund has no known liabilities of a material nature, contingent or otherwise, other than those that will be shown on the Acquired Fund’s statement of assets and liabilities as of September 30, 2015, referred to above and those incurred in the ordinary course of its business as an investment company since such date. Prior to the Exchange Date, the Acquired Fund will endeavor to quantify and to reflect on its balance sheet all of its material known liabilities and will advise the Acquiring Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to September 30, 2015, whether or not incurred in the ordinary course of business.

i. The Acquired Fund has timely filed all federal, state and other tax returns or reports that will have been required to be filed (after giving effect to any extensions); all such returns or reports were timely filed and were true, correct and complete in all material respects; the Acquired Fund has timely paid all federal, state and other taxes shown to be due on said returns or on any assessments received by the Acquired Fund; the Acquired Fund has adequately provided for all tax liabilities on its books; the Acquired Fund has not had any tax deficiency or liability asserted against it or question raised with respect thereto by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid; and the Acquired Fund is not under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

j. Artisan Partners Funds, on behalf of the Acquired Fund, has full right, power and authority to sell, assign, convey, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Acquired Fund to be transferred to the Acquiring Fund pursuant to this Agreement. Subject only to the delivery of all of the Investments (as defined below), cash and any other assets and liabilities as contemplated by this Agreement, the Acquiring Fund will acquire the Investments and other properties and assets of the Acquired Fund, whether accrued or contingent (collectively, the “Assets”), subject to no encumbrances, liens or security interests (other than customary liens of custodians for fees) whatsoever and without any restrictions upon the transfer thereof, except for such encumbrances, liens, security interests or restrictions on transfers as disclosed in writing to the Acquiring Fund. As used in this Agreement, the term “Investments” shall mean the Acquired Fund’s investments that would be shown on its schedule of its investments if such a schedule were prepared as of the close of business on the Valuation Date (as defined in Section 4(b) below).

k. No registration under the 1933 Act of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the Acquiring Fund or the Acquired Fund, except as previously disclosed to the Acquiring Fund by the Acquired Fund.

l. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, 1934 Act, the 1940 Act or state securities or blue sky laws.

m. The Acquired Fund has elected to be, and has qualified in respect of each taxable year since the commencement of its operations and will continue to qualify at all times through the Exchange Date for treatment as a “regulated investment company” under Sections 851 and 852 of the Code. The Acquiring Fund has not at any time since the commencement of its operations been liable for, and is not now liable for, any material income or excise tax pursuant to Sections 852 or 4982 of the Code.

n. The Acquired Fund does not own any “converted property” (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder.

o. To the best of its knowledge, all of the issued and outstanding shares of beneficial interest of the Acquired Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquired Fund has taken any action necessary to remedy any prior failure to have offered for sale and sold such shares in conformity with such laws.

p. All issued and outstanding shares of the Acquired Fund are duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund’s shares, nor is there outstanding any security convertible into any of the Acquired Fund’s shares.

q. Artisan Partners Funds satisfies the fund governance standards set forth in Rule 0-1(a)(7) under the 1940 Act.

3. Merger.

a. Subject to the terms and conditions contained herein (including the Acquired Fund’s obligation to distribute to its shareholders all of its investment company taxable income and net capital gains as described in Section 8(j) hereof), the Acquired Fund agrees to sell, assign, convey, transfer and deliver to the Acquiring Fund, and the Acquiring Fund agrees to acquire from the Acquired Fund, on the Exchange Date all of the Assets existing as of the Valuation Time (as defined in Section 4(b) below) in exchange for that number of shares of beneficial interest of the Acquiring Fund provided for in Section 5 and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, whether accrued or contingent, existing as of the Valuation Time except for the Acquired Fund’s liabilities, if any, arising in connection with this Agreement. The Acquired Fund will, as soon as practicable after the Exchange Date, distribute all of the Merger Shares received by it to the shareholders of record of the Acquired Fund in exchange for their Investor Shares and Institutional Shares of the Acquired Fund.

b. Artisan Partners Funds, on behalf of the Acquired Fund, will pay or cause to be paid to the Acquiring Fund any interest, cash or such dividends, rights and other payments received for the account of the Acquired Fund on or after the Exchange Date with respect to the Assets of the Acquired Fund. Any such distribution shall be deemed included in the Assets transferred to the Acquiring Fund at the Exchange Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone “ex” such distribution prior to the Valuation Time, in which case any such distribution which remains unpaid at the Exchange Date shall be included in the determination of the value of the Assets of the Acquired Fund acquired by the Acquiring Fund.

4. Exchange Date; Valuation Time.

a. Delivery of the Assets of the Acquired Fund to be transferred and assumption of the liabilities of the Acquired Fund to be assumed, and delivery of the Merger Shares to be issued, shall occur at the offices of Artisan Partners Funds, Inc. at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202, on May 23, 2016 or at such other location and date agreed to by the Acquiring Fund and the Acquired Fund, the date upon which such transactions are to take place being referred to herein as the “Exchange Date.” All acts taking place on the Exchange Date pursuant to this Agreement shall be deemed to take place simultaneously as of 9:00 a.m. Eastern Time on the Exchange Date unless otherwise agreed to by the parties.

b. The valuation time shall be 4:00 p.m. Eastern time on the business day immediately prior to the Exchange Date or such earlier or later day as may be mutually agreed upon in writing by the parties hereto, 4:00 p.m. Eastern time on such day referred to herein as the “Valuation Time” and the day referred to herein as the “Valuation Date.”

c. In the event that immediately prior to or at the Valuation Time (a) the New York Stock Exchange shall be closed to regular session trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the net asset value of the Acquiring Fund or the Acquired Fund is impracticable, the Exchange Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored or such other date as may be agreed upon by the Acquiring Fund and the Acquired Fund; provided that if trading shall not be fully resumed and reporting restored within three business days after the Exchange Date, this Agreement may be terminated by the Acquiring Fund or the Acquired Fund upon the giving of written notice to the other party

5. Issuance of Merger Shares; Assumption of Liabilities. Subject to the terms and conditions contained herein, on the Exchange Date, the Acquiring Fund will deliver to the Acquired Fund (i) a number of full and fractional Investor Class Merger Shares having an aggregate net asset value equal to the value of the Assets of the Acquired Fund attributable to Investor Shares of the Acquired Fund on such date less the value of the liabilities of the Acquired Fund attributable to Investor Shares of the Acquired Fund on such date and (ii) a number of full and fractional Institutional Class Merger Shares having an aggregate net asset value equal to the value of the Assets of the Acquired Fund attributable to Institutional Shares of the Acquired Fund on such date less the value of the liabilities of the Acquired Fund attributable to Institutional Shares of the Acquired Fund on such date, in each case determined as hereinafter provided in this Section 5.

a. The net asset value of the Investor Class Merger Shares and Institutional Class Merger Shares to be delivered to the Acquired Fund, the value of the Assets attributable to the Investor Shares and Institutional Shares of the Acquired Fund and the value of the liabilities attributable to the Investor Shares and Institutional Shares of the Acquired Fund to be assumed by the Acquiring Fund, shall in each case be determined as of the Valuation Time.

b. The net asset value of the Investor Class Merger Shares and Institutional Class Merger Shares shall be computed by the Acquiring Fund, in cooperation with the Acquired Fund, in the manner set forth in the Prospectus. The value of the assets and liabilities attributable to the Investor Shares and Institutional Shares of the Acquired Fund shall be determined by the Acquiring Fund, in cooperation with the Acquired Fund, pursuant to procedures which the Acquiring Fund would use in determining the net asset value of the Acquiring Fund’s shares of beneficial interest.

c. No adjustment shall be made in the net asset value of either the Acquired Fund or the Acquiring Fund to take into account differences in realized and unrealized gains and losses.

d. On the Exchange Date, the Acquiring Fund shall assume all liabilities of the Acquired Fund, whether accrued or contingent, in connection with the acquisition of the Assets and liabilities and subsequent liquidation and dissolution of the Acquired Fund or otherwise, except for the Acquired Fund’s liabilities, if any, pursuant to this Agreement.

e. The Acquiring Fund shall issue the Merger Shares to the Acquired Fund. The Acquired Fund shall promptly distribute the Merger Shares to the shareholders of the Acquired Fund, which shall be accomplished through the establishment of open accounts for each record shareholder of the Acquired Fund on the transfer agency records of the Acquiring Fund. The Acquired Fund and the Acquiring Fund agree to cooperate in the establishment of such open accounts and to provide each other with such information as each may reasonably request in connection therewith.

f. Each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of Assets, assumption of liabilities and liquidation contemplated herein.

6. Expenses, Fees, etc.

a. Except as otherwise provided in this Section 6, Artisan Partners, by countersigning this Agreement, agrees that it will bear any and all costs and expenses arising directly from the transactions contemplated by this Agreement incurred by the Acquiring Fund and the Acquired Fund whether or not such transactions are consummated for any reason; provided, however, that the costs of restructuring the Funds’ portfolios, including, but not limited to, brokerage commissions and other transaction costs, will be borne by the Fund directly incurring them. Notwithstanding any of the foregoing, costs and expenses will in any event be paid by the party directly incurring them if and to the extent that the payment by another party of such costs and expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Sections 851 and 852 of the Code.

b. Notwithstanding any other provision of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to any other party for any damages resulting therefrom, including, without limitation, consequential damages, except as specifically set forth herein.

7. Dissolution.

a. The Acquired Fund agrees that the liquidation and dissolution of the Acquired Fund will be effected in the manner provided in Artisan Partners Funds’ Articles of Incorporation in accordance with applicable law and that after the Exchange Date, the Acquired Fund shall not conduct any business except in connection with its liquidation and dissolution; provided that, following the liquidation, the Acquired Fund, as nominee for or agent on behalf of the Acquiring Fund, shall take such actions as are set forth in paragraph (c) of the Plan of Reorganization included in this Agreement.

8. Conditions to the Acquiring Fund’s Obligations. The obligations of the Acquiring Fund hereunder shall be subject to (a) performance by the Acquired Fund of all its obligations to be performed hereunder at or before the Exchange Date, (b) all representations and warranties of the Acquired Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Exchange Date, with the same force and effect as if made at and as of the Exchange Date, and (c) the following further conditions that, at or before the Exchange Date:

a. The Acquired Fund shall have furnished to the Acquiring Fund (i) a statement of the Acquired Fund’s Assets and liabilities, with values determined as provided in Section 5 of this Agreement, together with a list of Investments and such Investments’ respective tax bases, all as of the Valuation Time, certified on the Acquired Fund’s behalf by Artisan Partners Funds’ President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, that there has been no material adverse change in the financial position of the Acquired Fund since September 30, 2015, other than changes in the Investments and other Assets since that date or changes in the market value of the Investments and other Assets of the Acquired Fund, or changes due to purchases, redemptions, dividends paid or losses from operations; and (ii) a copy of the tax books and records of the Acquired Fund necessary for purposes of preparing any tax returns required by law to be filed by or with respect to the Acquired Fund after the Exchange Date.

b. The Acquired Fund shall have furnished to the Acquiring Fund a statement, dated the Exchange Date, signed by Artisan Partners Funds’ President (or any Vice President) and Treasurer (or any Assistant Treasurer) certifying that as of the Exchange Date all representations and warranties of the Acquired Fund made in this Agreement are true and correct in all material respects as if made at and as of such date and the Acquired Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

c. As of the Exchange Date, there shall not be any material litigation pending that would seek to enjoin or otherwise prevent the transactions contemplated by this Agreement.

d. The Acquiring Fund shall have received an opinion of Godfrey & Kahn, S.C., dated the Exchange Date (which may be subject to certain qualifications and, with respect to all or some of the following, may indicate that a matter is not free from doubt), to the effect that (i) Artisan Partners Funds is a corporation organized, validly existing and in good standing under the laws of the State of Wisconsin and has corporate power to execute, deliver and perform its obligations under this Agreement, and the Acquired Fund is a separate class of Artisan Partners Funds as provided under the laws of the State of Wisconsin duly constituted in accordance with the applicable provisions of the Articles of Incorporation and Bylaws (the “Bylaws”) of Artisan Partners Funds; (ii) this Agreement has been duly authorized, executed and delivered by Artisan Partners Funds, on behalf of the Acquired Fund, and, assuming that the Registration Statement and the Prospectus comply with all applicable provisions of the federal securities laws and assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of Artisan Partners Funds, on behalf of the Acquired Fund, enforceable against Artisan Partners Funds, on behalf of the Acquired Fund, in accordance with its terms; (iii) the Bill of Sale in form for execution and delivery by Artisan Partners Funds, on behalf of the Acquired Fund, pursuant to this Agreement is sufficient in form to transfer to the Acquiring Fund the assets purported to be transferred thereby to it by the Acquired Fund; (iv) the execution and delivery of this Agreement by Artisan Partners Funds, on behalf of the Acquired Fund, did not, and the consummation of the transactions contemplated hereby will not, violate Artisan Partners Funds’ Articles of Incorporation or Bylaws, and will not violate any provision of the laws of the State of Wisconsin (except that such opinion need not express an opinion on state securities or “blue sky” laws); and (v) to such counsel’s knowledge (without any independent inquiry or investigation), under the laws of the State of Wisconsin, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by Artisan Partners Funds or the Acquired Fund in connection with the execution and delivery of this Agreement or the consummation by Artisan Partners Funds, on behalf of the Acquired Fund, of the transactions contemplated hereby, except (a) such as have been obtained or made prior to the Exchange Date, (b) such as may be required under state securities or “blue sky” laws or (c) such filing with the state of Wisconsin to amend Artisan Partners Funds’ Articles of Incorporation. In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement and certificates of officers of Artisan Partners Funds.

e. The Acquiring Fund shall have received an opinion of Ropes & Gray LLP, dated the Exchange Date (which may be subject to certain qualifications and, with respect to all or some of the following, may indicate that a matter is not free from doubt), to the effect that (i) the Acquired Fund is a separate series of Artisan Partners Funds duly constituted in accordance with the applicable provisions of the 1940 Act; (ii) the execution and delivery of this Agreement by Artisan Partners Funds, on behalf of the Acquired Fund, did not, and the consummation of the transactions contemplated hereby will not, violate any provision of the federal laws of the United States of America (“Federal Law”) (except that such opinion need not express an opinion on federal or state securities or “blue sky” laws) and will not result in a breach or violation of, or constitute a default under, any material agreements of the Acquired Fund (as identified in an exhibit to such opinion); and (iii) to such counsel’s knowledge (without any independent inquiry or investigation), under Federal Law, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by Artisan Partners Funds or the Acquired Fund in connection with the execution and delivery of this Agreement or the consummation by Artisan Partners Funds, on behalf of the Acquired Fund, of the transactions contemplated hereby, except such as have been obtained or made prior to the Exchange Date. In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement and certificates of officers of Artisan Partners Funds, including certificates with respect to investment restrictions contained in Artisan Partners Funds’ Articles of Incorporation, Bylaws or then-current prospectus or statement of additional information.

f. The Acquiring Fund shall have received a favorable opinion of Ropes & Gray LLP, dated the Exchange Date (which opinion will be subject to certain qualifications), reasonably satisfactory to the Acquiring Fund and substantially to the effect that, on the basis of the existing provisions of the Code, current administrative rules, and court decisions, although the matter is not free from doubt, for U.S. federal income tax purposes: (i) the transactions contemplated by this Agreement should constitute a reorganization within the meaning of Section 368(a) of the Code and the Acquiring Fund and the Acquired Fund should each be a “party to the reorganization” within the meaning of Section 368(b) of the Code; (ii) the Acquired Fund should not recognize any gain or loss upon the transfer of the Assets to the Acquiring Fund pursuant to this Agreement in exchange for the Merger Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, or upon the distribution of the Merger Shares by the Acquired Fund to its shareholders in liquidation, except for (A) any gain or loss that may be recognized on “section 1256 contracts” as defined in Section 1256(b) of the Code as a result of the closing of the tax year of the Acquired Fund, (B) any gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (C) any other gain or loss that may be required to be recognized by reason of the reorganization (1) as a result of the closing of the tax year of the Acquired Fund, (2) upon the termination of a position, or (3) upon the transfer of an Asset regardless of whether such a transfer would otherwise be a nontaxable transaction; (iii) Acquired Fund shareholders should not recognize any gain or loss upon the exchange of their Acquired Fund shares for Merger Shares; (iv) the aggregate basis of the Merger Shares that the Acquired Fund shareholders receive in exchange for their Acquired Fund shares should be the same as the aggregate basis of the Acquired Fund shares exchanged therefor; (v) an Acquired Fund shareholder’s holding period for the Merger Shares received pursuant to the Agreement should include the shareholder’s holding period for the Acquired Fund shares exchanged for those Merger Shares, provided that the shareholder held the Acquired Fund shares as capital assets; (vi) the Acquiring Fund should not recognize any gain or loss upon the receipt of the Assets in exchange for Merger Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund; (vii) the Acquiring Fund’s tax basis in the Assets should be the same as the Acquired Fund’s tax basis immediately prior to the transfer, increased by any gain or decreased by any loss required to be recognized as described in (ii) above; (viii) the holding period of each Asset in the hands of the Acquiring Fund, other than certain Assets with respect to which gain or loss is required to be recognized as described in (ii) above, should include the period during which such Asset was held or treated for U.S. federal income tax purposes as held by the Acquired Fund; and (ix) the Acquiring Fund should succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder (the “Tax Opinion”). The Tax Opinion will be based upon certain factual representations made by officers of the Acquired Fund and Acquiring Fund and will also be based on customary assumptions. The Tax Opinion is not a guarantee that the tax consequences of the transactions contemplated by this Agreement will be as described in such opinion. The Tax Opinion will note and distinguish certain published precedent. There is no assurance that the Internal Revenue Service or a court would agree with the Tax Opinion.

g. As of the Exchange Date, the assets of the Acquired Fund to be acquired by the Acquiring Fund will include no assets which the Acquiring Fund identifies to the Acquired Fund as being unsuitable for the Acquiring Fund to acquire by reason of limitations in Artisan Partners Funds’ Articles of Incorporation or Bylaws, or of investment restrictions disclosed in the Prospectus in effect on the Exchange Date.

h. Artisan Partners Funds shall have received from the Commission and any relevant state securities administrator such order or orders, if any, as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

i. All actions taken by Artisan Partners Funds on behalf of the Acquired Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Acquiring Fund.

j. Prior to the Exchange Date, the Acquired Fund shall, if determined to be necessary or desirable by the Treasurer and/or Assistant Treasurer of the Acquired Fund, have declared a dividend or dividends which, together with all previous distributions qualifying for the dividends-paid deduction, shall have the effect of distributing to the shareholders of the Acquired Fund (i) all of the Acquired Fund’s investment company taxable income, as defined in Section 852 of the Code, and (ii) all of the Acquired Fund’s net capital gain (after reduction for any capital loss carryover), in each case (A) for its taxable year beginning on October 1, 2015 and ending on the Exchange Date and, if still timely under Section 855 of the Code, the immediately preceding taxable year and (B) computed without regard to any deduction for dividends paid.

k. The Acquired Fund shall have furnished to the Acquiring Fund a certificate, signed by the President (or any Vice President) and the Treasurer (or any Assistant Treasurer) of Artisan Partners Funds, as to the tax cost to the Acquired Fund of the assets delivered to the Acquiring Fund pursuant to this Agreement, together with any such other evidence as to such tax cost as the Acquiring Fund may reasonably request.

l. The Acquired Fund’s custodian shall have delivered to the Acquiring Fund a certificate identifying all of the Assets of the Acquired Fund held or maintained by such custodian as of the Valuation Time.

m. The Acquired Fund’s transfer agent shall have provided to the Acquiring Fund or its agent (i) the originals or true copies of all of the records of Artisan Partners Funds attributable to the Acquired Fund in the possession of such transfer agent as of the Exchange Date and (ii) a certificate setting forth the number of shares of the Acquired Fund outstanding as of the Valuation Time.

n. The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Artisan Partners Funds or the Acquiring Fund, threatened by the Commission.

9. Conditions to the Acquired Fund’s Obligations. The obligations of the Acquired Fund hereunder shall be subject to (a) performance by the Acquiring Fund of all its obligations to be performed hereunder at or before the Exchange Date, (b) all representations and warranties of the Acquiring Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Exchange Date, with the same force and effect as if made at and as of the Exchange Date, and (c) the following further conditions that, at or before the Exchange Date:

a. The Acquiring Fund shall have furnished to the Acquired Fund a statement of the Acquiring Fund’s net assets, together with a list of portfolio holdings with values determined as provided in Section 5, all as of the Valuation Time, certified on the Acquiring Fund’s behalf by Artisan Partners Funds’ President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of the Acquiring Fund since September 30, 2015, other than changes in its portfolio securities since that date, changes in the market value of the portfolio securities, or changes due to purchases, redemptions, dividends paid or losses from operations.

b. Artisan Partners Funds, on behalf of the Acquiring Fund, shall have executed and delivered to the Acquired Fund an Assumption of Liabilities dated as of the Exchange Date, pursuant to which the Acquiring Fund will assume all of the liabilities of the Acquired Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement, other than liabilities arising pursuant to this Agreement.

c. The Acquiring Fund shall have furnished to the Acquired Fund a statement, dated the Exchange Date, signed by Artisan Partners Funds’ President (or any Vice President) and Treasurer (or any Assistant Treasurer) certifying that as of the Exchange Date all representations and warranties of the Acquiring Fund made in this Agreement are true and correct in all material respects as if made at and as of such date, and that each of Artisan Partners Funds and the Acquiring Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date.

d. As of the Exchange Date, there shall not be any material litigation pending or threatened that would seek to enjoin or otherwise prevent the transactions contemplated by this Agreement.

e. The Acquired Fund shall have received an opinion of Godfrey & Kahn, S.C., dated the Exchange Date (which may be subject to certain qualifications and, with respect to some or all of the following, may indicate that a matter is not free from doubt), to the effect that (i) Artisan Partners Funds is a corporation organized, validly existing and in good standing under the laws of the State of Wisconsin and has corporate power to execute, deliver and perform its obligations under this Agreement, and the Acquiring

Fund is a separate class of Artisan Partners Funds as provided under the laws of the State of Wisconsin duly constituted in accordance with the applicable provisions of the Articles of Incorporation and Bylaws of Artisan Partners Funds; (ii) the Merger Shares to be delivered to the Acquired Fund as provided for by this Agreement are duly authorized and, upon such delivery, will be validly issued and will be fully paid and non-assessable by Artisan Partners Funds and the Acquiring Fund, and no shareholder of the Acquiring Fund has any preemptive right to subscription or purchase in respect thereof; (iii) this Agreement has been duly authorized, executed and delivered by Artisan Partners Funds, on behalf of the Acquiring Fund, and, assuming that the Prospectus and the Registration Statement comply with all applicable provisions of the federal securities laws and assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of Artisan Partners Funds, on behalf of the Acquiring Fund, enforceable against Artisan Partners Funds, on behalf of the Acquiring Fund, in accordance with its terms; (iv) the execution and delivery of this Agreement by Artisan Partners Funds, on behalf of the Acquiring Fund, did not, and the consummation of the transactions contemplated hereby will not, violate Artisan Partners Funds’ Articles of Incorporation or Bylaws, and will not violate any provision of the laws of the State of Wisconsin (except that such opinion need not express an opinion on state securities or “blue sky” laws); and (v) to such counsel’s knowledge (without any independent inquiry or investigation), under the laws of the State of Wisconsin, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by Artisan Partners Funds or the Acquiring Fund in connection with the execution and delivery of this Agreement or the consummation by Artisan Partners Funds, on behalf of the Acquiring Fund, of the transactions contemplated hereby, except (a) such as have been obtained or made prior to the Exchange Date, (b) such as may be required under state securities or “blue sky” laws or (c) such filing with the state of Wisconsin to amend Artisan Partners Funds’ Articles of Incorporation. In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement and certificates of officers of Artisan Partners Funds.

f. The Acquired Fund shall have received an opinion of Ropes & Gray LLP, dated the Exchange Date (which may be subject to certain qualifications and, with respect to some or all of the following, may indicate that a matter is not free from doubt), to the effect that (i) the Acquiring Fund is a separate series of Artisan Partners Funds duly constituted in accordance with the applicable provisions of the 1940 Act; (ii) the execution and delivery of this Agreement by Artisan Partners Funds, on behalf of the Acquiring Fund, did not, and the consummation of the transactions contemplated hereby will not, violate any provision of Federal Law (except that such opinion need not express an opinion on federal or state securities or “blue sky” laws) and will not result in a breach or violation of, or constitute a default under, any material agreements of the Acquiring Fund (as identified in an exhibit to such opinion); (iii) to such counsel’s knowledge (without any independent inquiry or investigation), under Federal Law, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by Artisan Partners Funds or the Acquiring Fund in connection with the execution and delivery of this Agreement or the consummation by Artisan Partners Funds, on behalf of the Acquiring Fund, of the transactions contemplated hereby, except such as have been obtained or made prior to the Exchange Date; and (iv) the Registration Statement has been declared effective under the 1933 Act, and based solely upon a search of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for any such purposes is pending or threatened by the Commission. In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement and certificates of officers of Artisan Partners Funds, including certificates with respect to investment restrictions contained in Artisan Partners Funds’ Articles of Incorporation, Bylaws or then-current prospectus or statement of additional information.

g. The Acquired Fund shall have received a Tax Opinion of Ropes & Gray LLP (the substance of which is described above in Section 8(f)), dated the Exchange Date (which opinion will be subject to certain qualifications), and reasonably satisfactory to the Acquired Fund. The Tax Opinion will be based upon certain factual representations made by officers of the Acquired Fund and Acquiring Fund and will also be based on customary assumptions. The Tax Opinion is not a guarantee that the tax consequences of the transactions contemplated by this Agreement will be as described in such opinion. The Tax Opinion will note and distinguish certain published precedent. There is no assurance that the Internal Revenue Service or a court would agree with the Tax Opinion.

h. All actions taken by Artisan Partners Funds on behalf of the Acquiring Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Acquired Fund.

i. Artisan Partners Funds shall have received from the Commission and any relevant state securities administrator such order or orders, if any, as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

j. The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Artisan Partners Funds or the Acquiring Fund, threatened by the Commission.

10. Indemnification.

a. The Acquired Fund shall indemnify and hold harmless, out of the assets of the Acquired Fund (which shall be deemed to include the assets of the Acquiring Fund represented by the Merger Shares following the Exchange Date) but no other assets, the Acquiring Fund, Artisan Partners Funds and the directors and officers of Artisan Partners Funds (for purposes of this Section 10(a), the “Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the

Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Artisan Partners Funds or the Acquired Fund contained in this Agreement, the Registration Statement and the Prospectus or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Artisan Partners Funds or the Acquired Fund required to be stated therein or necessary to make the statements relating to Artisan Partners Funds or the Acquired Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of Artisan Partners Funds on behalf of the Acquired Fund. The Indemnified Parties will notify Artisan Partners Funds and the Acquired Fund in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 10(a). The Acquired Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 10(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if the Acquired Fund elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. The Acquired Fund’s obligation under this Section 10(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the Acquired Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 10(a) without the necessity of the Indemnified Parties’ first paying the same.

b. The Acquiring Fund shall indemnify and hold harmless, out of the assets of the Acquiring Fund but no other assets, the Acquired Fund, Artisan Partners Funds and the directors and officers of Artisan Partners Funds (for purposes of this Section 10(b), the “Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to the Acquiring Fund contained in this Agreement, the Registration Statement and the Prospectus or any amendment or supplement to any of the foregoing, or arising out of, or based upon, the omission or alleged omission to state in any of the foregoing a material fact relating to Artisan Partners Funds or the Acquiring Fund required to be stated therein or necessary to make the statements relating to Artisan Partners Funds or the Acquiring Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of Artisan Partners Funds on behalf of the Acquiring Fund. The Indemnified Parties will notify Artisan Partners Funds and the Acquiring Fund in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 10(b). The Acquiring Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 10(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if the Acquiring Fund elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The Acquiring Fund’s obligation under this Section 10(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the Acquiring Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 10(b) without the necessity of the Indemnified Parties’ first paying the same.

11. No Broker, etc. Each of the Acquired Fund and the Acquiring Fund represents that there is no person who has dealt with it or Artisan Partners Funds who, by reason of such dealings, is entitled to any broker’s or finder’s or other similar fee or commission arising out of the transactions contemplated by this Agreement.

12. Termination. The Acquired Fund and the Acquiring Fund may, by mutual consent of the directors of Artisan Partners Funds on behalf of each Fund, terminate this Agreement, and each of the Acquired Fund or the Acquiring Fund, after consultation with counsel and by consent of its directors or an officer authorized by such directors, may waive any condition to its respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by June 30, 2016, this Agreement shall automatically terminate on that date unless a later date is agreed to by the Acquired Fund and the Acquiring Fund.

13. Covenants, etc. Deemed Material. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

14. Sole Agreement; Amendments; Governing Law. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except as provided by Section 15 hereto, and shall be construed in accordance with and governed by the laws of the State of Wisconsin.

15. Amendment. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated by the Agreement and may be amended by mutual consent of the parties in writing at any time.

16. Waiver. At any time on or prior to the Exchange Date, the Acquired Fund or the Acquiring Fund, after consultation with counsel and by consent of its directors or an officer authorized by such directors, may waive any condition to its respective obligations hereunder.

17. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of any other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

18. Notices. Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, courier or certified mail addressed to Artisan Partners Funds, Inc., Attention: General Counsel, at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

19. Recourse. All persons dealing with the Acquiring Fund or the Acquired Fund must look solely to the property of such Fund for the enforcement of any claims against such Fund, as neither Artisan Partners Funds’ directors, officers, agents nor shareholders of the Funds or other series of Artisan Partners Funds assume any liability for obligations entered into on behalf of any of the Funds.

20. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

22. Further Assurances. Each Fund shall use its reasonable best efforts in good faith to take or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable law, so as to permit the consummation of the transactions contemplated by this Agreement as promptly as practicable and otherwise to enable consummation of the transactions contemplated by this Agreement, and shall cooperate fully with one another to that end.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

ARTISAN PARTNERS FUNDS, INC.
on behalf of its series Artisan Small Cap Value Fund

By:	/s/ Gregory K. Ramirez
Name: Gregory K. Ramirez
Title: Chief Financial Officer, Vice President and Treasurer

ARTISAN PARTNERS FUNDS, INC. on behalf of its series Artisan Mid Cap Value Fund

By:	/s/ Gregory K. Ramirez
Name: Gregory K. Ramirez
Title: Chief Financial Officer, Vice President and Treasurer

For purposes of Section 6 only:

ARTISAN PARTNERS LIMITED PARTNERSHIP

By:	/s/ Sarah A. Johnson
Name: Sarah A. Johnson
Title: Vice President and Secretary

[Signature Page to Agreement and Plan of Reorganization]